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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): January 1, 1999


                                 Waxman USA Inc.
                                 ---------------
             (Exact name of registrant as specified in its charter)


         Delaware                      333-3689                34-1761514
         --------                      --------                ----------
(State or other jurisdiction    (Commission File Number)      (IRS Employer
   of Incorporation)                                      Identification Number)


                    24460 Aurora Road, Bedford Heights, Ohio     44146
                    ----------------------------------------     -----
                    (Address of principal executive offices)    (Zip Code)


       Registrant's telephone number, including area code: (440) 439-1830


                                 Not Applicable
         (Former name or former address, if changed since last report.)


                           Exhibit Index in on page 4.



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Item 2.  Disposition of Assets.
         ----------------------

On December 14, 1998, Waxman Industries, Inc. ("Waxman Industries"), the parent of Waxman USA Inc. ("Waxman USA" or the "Company"), announced that it and its indirect wholly-owned subsidiary, WOC Inc. ("WOC"), had entered into an agreement in principle to sell certain of the assets and liabilities of the U.S. Lock division of WOC to Barnett Inc., a former subsidiary of the Company, for a cash purchase price of approximately $33 million (the "U.S. Lock Sale"). WOC is a direct wholly-owned subsidiary of Waxman USA. On January 8, 1999, the U.S. Lock Sale was completed, with an effective date of January 1, 1999. The Company continues to own 44.4% of Barnett Inc.


A copy of the press release issued by Waxman Industries upon the consummation of the U.S. Lock Sale is attached hereto as Exhibit 1 and is incorporated herein by reference.


Item 7.  Related Financial Information and Exhibits.
         -------------------------------------------

         (c) Exhibits

1.       Press release issued by Waxman Industries, Inc. on January 8, 1999

2. Pro Forma Financial Information for the Year Ended June 30, 1998 and the Three Months Ended September 30, 1998

3. Asset Purchase Agreement, dated as of December 18, 1998, among Waxman Industries, Inc., WOC Inc. and Barnett Inc.


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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                     WAXMAN USA INC.



                                     By:   /s/ Mark W. Wester
                                           ------------------------
                                           Name:  Mark W. Wester
                                           Title: Vice President - Finance




Date:  January 15, 1999


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                                 Waxman USA Inc.

                           Current Report on Form 8-K

                                  Exhibit Index



Exhibit No.
-----------

     (1) Press release issued by Waxman Industries, Inc.
         on January 8, 1999


     (2) Pro Forma Financial Information for the Year Ended
         June 30, 1998 and the Three Months Ended September 30,
         1998

     (3) Asset Purchase Agreement, dated as of December 18, 1998, among Waxman Industries, Inc., WOC Inc. and Barnett Inc.


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